Exhibit 99.1

Elite Express Holding Inc. Reports Second Quarter 2026 Results

LAGUNA HILLS, Calif., July 14, 2026 (GLOBE NEWSWIRE) – Elite Express Holding Inc. (“ETS” or the “Company”) (Nasdaq: ETS), a California-based provider of last-mile delivery services, today reported results for the quarter ended May 31, 2026.

Second Quarter 2026 Financial Results

For the three months ended May 31, 2026, the Company reported revenue of $726,829, representing an increase of $96,579, or 15.3%, compared with $630,250 for the three months ended May 31, 2025. Activity-based revenue accounted for $512,123, or 70.4% of total revenue, during the three months ended May 31, 2026, compared with $470,826, or 74.6% of total revenue, for the same period in the prior year. Fixed revenue, including weekly service charges and branding-related revenue, increased from $156,473 for the three months ended May 31, 2025 to $214,333 for the three months ended May 31, 2026. This increase was primarily attributable to higher weekly service charge rates under the Company's ISP agreement with FedEx, which was renewed on February 21, 2026. Other Pickup and Delivery revenue decreased from $2,951 for the three months ended May 31, 2025 to $373 for the three months ended May 31, 2026, representing a decrease of $2,578.

The Company also reported cost of revenue of $645,792 for the three months ended May 31, 2026, compared with $612,248 for the three months ended May 31, 2025, representing an increase of $33,544, or 5.5% This increase was primarily due to increased maintenance and repair costs and higher cost of service related to the rental of additional vehicles to fulfill the Company’s delivery volume obligations.

For the three months ended May 31, 2026, the Company reported gross profit of $81,037, compared with $18,002 for the three months ended May 31, 2025, representing an improvement of $63,035. Gross margin improved to 11.1% for the three months ended May 31, 2026, compared with 2.9% in the prior-year period. The improvement was primarily attributable to higher revenue growth, which outpaced the increase in cost of revenue.

General and administrative expenses for the Company increased by $564,310, or 398.1%, to $706,072 for the three months ended May 31, 2026, from $141,762 for the three months ended May 31, 2025. The increase was mainly due to (i) $115,312 in higher professional fees, primarily related to audit services, financial reporting, and SEC and regulatory compliance related to the Comnpany’s transition to a public company; (ii) $196,697 in higher payroll expenses associated with personnel supporting corporate governance, internal controls, and administrative operations; (iii) a $200,000 increase in franchise tax expenses; and (iv) $52,301 in other expenses.

During the three months ended May 31, 2026, the Company's loans receivable portfolio, which originated in fiscal 2025, generated interest income of $224,606. The loans were extended to unrelated third-party business partners to generate interest income on the net proceeds from the Company's initial public offering prior to their deployment for the purposes described in the Company's prospectus. Each loan originally bore interest at an annual rate of 8% and matured in May 2026 following the agreed extension of the original terms. During the three months ended May 31, 2026, the Company received principal repayments totaling $300,000. Effective June 1, 2026, the remaining outstanding loans were extended for an additional six months and now bear interest at an annual rate of 5%, and will mature on November 30, 2026. As of the date of this release, the Company has received aggregate interest payments of $400,000. All loans remain secured by irrevocable personal unlimited joint and several liability guarantees provided by the shareholders or chief executive officers of the respective borrowers, and the Company has no related-party relationships with the borrowers.

The Company reported a net loss of $2,532,942 for the three months ended May 31, 2026, compared with a net loss of $107,604 for the same period of 2025, representing an increase of $2,425,338, or 2,253.9%. The increase was primarily attributable to significant research and development expenses associated with the Company's long-term strategic initiatives, partially offset by higher revenue, improved gross profitability, and interest income earned on loans receivable.

Elite Express Holding Inc.
23046 Avenida De La Carlota, Suite #600
Laguna Hills, CA 92653

Yidan Chen, ETS’s CEO commented, “Our second quarter results demonstrate continued operational progress reflecting the continued effectiveness of our operational execution and efficiency initiatives.

“During the quarter, we continued to optimize route management, fleet utilization, and labor productivity while making significant investments in research and development to support our long-term technology strategy. Although these investments had a significant impact on our GAAP net results for the quarter, we believe they will strengthen our competitive position and enhance our long-term growth prospects.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements, including, but not limited to: projections of earnings, revenue, or other financial items; statements regarding the adequacy, availability, and sources of capital; statements of the plans, strategies, and objectives of management for future operations; statements concerning proposed new services or developments; statements regarding future economic conditions or performance; statements of belief; and statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan,” “project,” “anticipate,” and other similar expressions. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties.

Factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, among others, the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2025, as well as in the Company’s subsequent filings with the Securities and Exchange Commission.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. The Company’s future financial condition and results of operations are subject to change and to inherent risks and uncertainties. Except as required by law, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

The information included in this release should be read in conjunction with the Company’s unaudited condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the quarter ended May 31, 2026, which was filed with the Securites and Exchange Commission on July 14, 2026.

For more information, please contact:

Elite Express Holding Inc.

Investor Relations

(949) 758-0650
ir@eliteexpressholding.com

Elite Express Holding Inc.
23046 Avenida De La Carlota, Suite #600
Laguna Hills, CA 92653

ELITE EXPRESS HOLDING INC. & ITS SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	May 31,		May 31,
	2026	2025	2026	2025
REVENUE	$726,829	$630,250	$1,532,127	$1,322,393

COST OF REVENUE
Cost of service	67,041	49,851	158,296	120,010
Cost of labor	343,973	347,132	730,934	737,940
Depreciation and amortization	33,744	62,168	50,272	124,336
Fuel	117,157	102,033	222,266	209,946
Maintenance and repairs	83,877	51,064	131,957	144,566
Total cost of revenue	645,792	612,248	1,293,725	1,336,798

GROSS PROFIT (LOSS)	81,037	18,002	238,402	(14,405)

OPERATING EXPENSES
R&D expenses	2,150,000	—	2,150,000	—
General and administrative expenses	706,072	141,762	1,170,678	425,381
Total operating expenses	2,856,072	141,762	3,320,678	425,381

LOSS FROM OPERATIONS	(2,775,035)	(123,760)	(3,082,276)	(439,786)

OTHER INCOME (EXPENSE)
Interest income, net	216,101	—	414,838	—
Other income, net	25,992	16,556	25,992	21,285
Total other income, net	242,093	16,556	440,830	21,285

LOSS BEFORE INCOME TAX BENEFIT	(2,532,942)	(107,204)	(2,641,446)	(418,501)

Income tax expense (benefit)	—	400	1,600	(105,898)

NET LOSS	$(2,532,942)	$(107,604)	$(2,643,046)	$(312,603)

Loss per common share - basic and diluted	$(0.15)	$(0.01)	$(0.16)	$(0.02)
Weighted average shares - basic and diluted	16,716,672	12,916,667	16,716,672	12,916,672

Elite Express Holding Inc.
23046 Avenida De La Carlota, Suite #600
Laguna Hills, CA 92653

ELITE EXPRESS HOLDING INC. & ITS SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of May 31,	As of November 30,
	2026	2025
	(UNAUDITED)	(AUDITED)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,235,991	$1,308,529
Accounts receivable	58,676	72,582
Loans receivable	9,649,811	9,999,811
Prepaid D&O insurance	31,345	102,443
Prepaid expenses and other current assets	2,548,873	898,191
TOTAL CURRENT ASSETS	17,524,696	12,381,556
NON-CURRENT ASSETS:
Plant and equipment	141,414	167,008
Intangible assets	460,000	487,600
Goodwill	668,858	668,858
TOTAL ASSETS	$18,794,968	$13,705,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
TOTAL CURRENT LIABILITIES	246,147	513,155
TOTAL LIABILITIES	246,147	513,155

TOTAL STOCKHOLDERS’ EQUITY	18,548,821	13,191,867

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,794,968	$13,705,022

Elite Express Holding Inc.
23046 Avenida De La Carlota, Suite #600
Laguna Hills, CA 92653

ELITE EXPRESS HOLDING INC. & ITS SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	May 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(2,643,046)	$(312,603)
Net cash used in operating activities	(4,344,650)	(294,052)

Cash flows from investing activities:
Net cash provided by investing activities	343,582	—

Cash flows from financing activities:
Net cash provided by financing activities	7,928,530	178,922

Net increase (decrease) in cash	3,927,462	(115,130)
Cash, beginning of period	1,308,529	170,157
Cash, end of period	$5,235,991	$55,027

Elite Express Holding Inc.
23046 Avenida De La Carlota, Suite #600
Laguna Hills, CA 92653